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                              List of Subsidiaries

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Subsidiary                                              Publication
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
Tribco Incorporated                                     PRESS of Southeast Queens, the Queens Tribune and the
                                                        Western Queens Tribune
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Dan's Papers Inc.                                       Dan's Papers and Montauk Pioneer
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Capital Hill Publishing, Inc.                           The Hill
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Nassau Community Newspaper Group, Inc.*
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South Shore Publishers, Inc.*
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


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*Dormant Subsidiary